THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SECURED CONVERTIBLE PROMISSORY NOTE

$ ____________________ Issuance Date: January , 2018 Maturity Date: January __ , 2019

FOR VALUE RECEIVED, Hispanica International Delights of America, Inc., a Delaware corporation (the “Company”), promises to pay to the order of or its permitted assigns (each a “Holder”), the principal sum of

($ ) with interest on the outstanding principal amount at the simple rate of 7% per annum (computed on the basis of actual calendar days elapsed and a year of 365 days). Interest shall commence with the date hereof and shall accrue on the outstanding principal until converted or paid in accordance with the provisions hereof.

1.                                      This note (the “Note”) is issued pursuant to the terms of that certain Note Purchase Agreement dated as of January , 2018, by and among Company and the purchasers set forth in the Schedule of Purchasers attached thereto as Exhibit A, (the “Agreement”). This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the holders, the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company in accordance with the terms of the Agreement.

2.                                      Unless sooner converted in accordance with Section 4, the entire unpaid balance of principal and all unpaid accrued interest shall become fully due and payable on January , 2018 (the “Maturity Date”). Prepayment of the principal and accrued interest under this Note shall be permitted at any time and from time to time, without penalty.

3.                                      To secure the indebtedness evidenced by the Notes, all interest hereon, and all other fees and expenses related to the loan evidenced by this Note, including all costs and expenses incurred by the Holders in the collection of the foregoing, the Company hereby grants to the Holders a security interest in all of the following property (collectively referred to herein as, the “Collateral”):

(a)               all assets of the Company, including all inventory;

(b)               all books and records pertaining to the foregoing; and

(c)               to the extent not otherwise included, all proceeds and products of any and all of the foregoing, including insurance proceeds, all supporting obligations in respect of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(d)               The Company agrees to (i) take all actions reasonably requested by the Holders to perfect for the Holders a first priority security interest in the Collateral, and (ii) refrain from encumbering, or, other than in the ordinary course of business consistent with past practice, selling any of the Collateral, or permitting the Collateral or any interest in the Collateral to be encumbered, or seized, or, other than in the ordinary course of business consistent with past practice, transferred or otherwise disposed of.

4.                                      Subject to the terms and conditions of this Section 4, at any time after the issuance of this Note until the Maturity Date, the Holder shall have the right, at the Holder’s option, to convert the outstanding balance (the “Conversion Option”) into such number of fully paid and non- assessable shares of the company’s common stock, $0.001 par value (“Common Stock”) (the “Conversion Shares”) equal to the lower of (i) $.30 per share of Common Stock, or (ii) that number equal to the average closing price of the Company’s Common Stock as reported on the OTC Markets or other recognized securities exchange for the preceding thirty (30) consecutive trading days (“Trading Days”) prior to the date of conversion (the “Average Price”), multiplied by .65 (the “Conversion Price”); provided, however, in the event the Conversion Price is calculated based on clause (ii) above, the Conversion Price shall not be lower than $.20 per share of Common Stock. If the Holder desires to exercise the Conversion Option, the Holder shall, by personal delivery or nationally-recognized overnight carrier, surrender the original of this Note and give written notice to the Company (the “Conversion Notice”), which Conversion notice shall (a) state the Holder’s election to exercise the Conversion Option, and (b) provide for a representation and warranty of the Holder to the Company that, as of the date of the Conversion Notice, the Holder has not assigned or otherwise transferred all or any portion of the Holder’s rights under this Note to any third parties. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder the number of Conversion Shares to which the Holder shall be entitled upon exercise of the Conversion Option.

5.                                      At any time on or after the date of the issuance of the Note, the Company shall have the right (the "Redemption Right") to redeem part or all of the Note by payment to the Holder of the entire principal amount, plus accrued and unpaid interest (the “Outstanding Balance”), without a prepayment penalty; provided, however, in the event the Company exercises its Redemption Right, the Holder shall have the right and option to exercise the Conversion Option under the terms and conditions set forth in Section 3 of this Note. The Redemption Right shall be exercised pursuant to a Notice of Redemption Request delivered to the Holder by the Company (the "Redemption Notice"), which Redemption Right shall be effective in the event the Company has not received a Conversion Notice on or before ten (10) days following the delivery to Holder of the Redemption Notice.

6.                                      In the event the Outstanding Balance due under the terms of this Note shall remain unpaid on the Maturity Date, and the Holder has not otherwise exercised its Conversion Option, and such non-payment continues for a period of ten (10) business days following delivery of a notice to the Company of such non-payment, this Note shall be in default (a “Default”). Upon Default, in addition to any other remedies available to the Holder, the Holder shall (i) be issued that number of shares of Common Stock equal to the Outstanding Balance multiplied by 125%, divided by the Average Price; and (ii) proceed to exercise its rights and remedies under the New York Uniform Commercial Code that a secured creditor may exercise with respect to any of the Collateral.

7.                                      Provided this Note remains outstanding and unpaid upon the Maturity Date and thereafter for a period of twelve (12) months after the Maturity Date, in addition to any remedies the Holder may have under this Agreement or otherwise, Holder shall have the option to exercise the Conversion Option; provided, however, the Conversion Price shall be equal to the lower of (i) the

Conversion Price as set forth in Section 4(i), or 50% of the Average Price calculated based on the preceding ten (10) consecutive Trading Days prior to the date of delivery of the Conversion Notice.

8.                                      The terms of this Note shall be construed in accordance with and governed by the laws of the State of New York, as applied to contracts entered into by residents within the State of New York, which contracts are to be performed entirely within the State of New York.

9.                                      Any term of this Note and all Notes issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and the Holders of Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all outstanding Notes issued pursuant to the Agreement. Any amendment or waiver affected in accordance with this Section 9 shall be binding upon the Company, the Holder and the holders of all Notes issued pursuant to the Agreement.

10.                               If any provision of this Note, or the application of such provision to any person or circumstance, is held invalid or unenforceable, the remainder of this Note, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

11.                               Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section of the Agreement.

12.                               In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

13.                               Notwithstanding any other provision to the contrary herein, in no event shall the interest attributable to this Note exceed the maximum rate of interest then permitted under applicable law.

[The remainder of this Note is intentionally left blank]

This Note is executed as of the day first above written.

HISPANICAL INTERNATIONAL DELIGHTS OF AMERICA, INC.

By:	Fernando Leonzo, Chief Executive Officer

[Signature Page to Convertible Promissory Note]